UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2010

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code   (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On May 24, 2010, Hooper Holmes, Inc. (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders (i) elected two directors, (ii) approved an amendment and restatement of the Company’s Certificate of Incorporation in its entirety to, among other things, consolidate all prior amendments to the Company’s Certificate of Incorporation, provide for declassification of the Company’s Board of Directors and make other changes regarding the terms of office, election, removal and appointment of directors, reduce the percentage of shareholder vote needed to approve certain proposed transactions, and delete Article ELEVENTH of the Certificate of Incorporation in its entirety, and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2010.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Roy H. Bubbs to the Company’s Board of Directors	31,072,016	17,136,130	-	-	9,809,830
Election of Kenneth R. Rossano to the Company’s Board of Directors	31,403,849	16,804,297	-	-	9,809,830
Approval of an amendment and restatement of the Company’s Certificate of Incorporation	57,283,742	-	457,645	276,589	-
Ratification of the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010	57,036,415	-	947,737	33,824	-

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date:     May 27, 2010                                          By: /s/ Michael J. Shea
Michael J. Shea
Senior Vice President,
Chief Financial Officer and
Treasurer